UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 27, 2019 (March 25, 2019)

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2019,  the Board of Directors (the “Board”) of Primoris Services Corporation (“Primoris”, the “Company”) appointed Carla S. Mashinski to the Board, filling a Board vacancy. Ms. Mashinski will serve as a Class B director and will stand for election at the Company’s Annual Meeting of Shareholders to be held in May 2019. The Board has not yet appointed Ms. Mashinski to any specific committees.

Ms. Mashinski, 56, currently serves as Chief Financial & Administrative Officer of Cameron LNG, a natural gas liquification terminal near the Gulf of Mexico. From 2014 to July 2015, she served as Chief Financial Officer and Vice President of Finance and Information Management for the North America Operation of SASOL, an international integrated energy company. From 2008 to 2014, Ms. Mashinski was employed by SBM Offshore, Inc., a provider of leased floating production systems for the offshore energy industry, serving as Vice President of Finance and Administration, U.S. Chief Financial Officer from 2008 to February 2014, and as Commercial and Contracts Manager from February to August 2014. She served as Vice President and Chief Accounting Officer and Controller of Gulfmark Offshore from 2004 to 2008. Prior to that, Ms. Mashinski held various finance and accounting positions for Duke Energy (1999-2004) and Shell Oil Company (1985-1998) or its affiliated companies. Ms. Mashinski is a certified public accountant, certified management accountant, and a certified project management professional with a B.S. degree in accounting from the University of Tennessee, Knoxville and an Executive M.B.A. from the University of Texas, Dallas.

Ms. Mashinski currently serves on the board of directors of Unit Corporation (NYSE:UNT), a U.S. based energy company engaged in oil and gas exploration and production, contract drilling, and gas gathering and processing, where she is chair of the Compensation Committee and sits on the Audit Committee. Ms. Mashinski also serves on the board of directors of CARBO Ceramics (NYSE:CRR), a global technology company that provides products and services to the oil & gas and industrial markets, and sits on their Compensation, Audit, and Nominating and Corporate Governance Committees.

Ms. Mashinski will be compensated according to the terms of the Company’s current non-employee director compensation program as described in the Company’s definitive proxy statement for the 2018 annual meeting of stockholders, which was filed with the SEC on April 2, 2018.

In addition, the Company and Ms. Mashinski will enter into the Company’s standard indemnification agreement for directors and officers as described in the Fifth Amended and Restated Certificate of Incorporation of Primoris Services Corporation, which was filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on November 11, 2018.

No arrangement or understanding exists between Ms. Mashinski and any other person pursuant to which Ms. Mashinski was selected as a director of the Company. Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Ms. Mashinski had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press release dated March 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: March 27, 2019	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer